UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2010
NUVEEN INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11123 (Commission File Number)	36-3817266 (IRS Employer Identification Number)

333 West Wacker Drive, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(312) 917-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
In connection with the previously disclosed inquiry by the Financial Industry Regulatory Authority (“FINRA”) into activities by Nuveen Investments, Inc.’s broker dealer subsidiary, Nuveen Investments, LLC relating to the marketing and distribution of auction rate preferred securities (“ARPS”), FINRA’s staff has notified Nuveen's broker dealer that the staff has made a preliminary determination to recommend that a disciplinary action be brought against the broker dealer. The potential charges recommended by the staff of FINRA in such action would allege that certain ARPS marketing materials provided by Nuveen’s broker dealer were false and misleading from 2006 to 2008 and also would allege failures by Nuveen’s broker dealer relating to its supervisory system with respect to the marketing of ARPS during that period. The staff of FINRA has provided Nuveen’s broker dealer an opportunity to make a written submission to FINRA to aid its consideration of whether to revise and/or go forward with the staff’s preliminary determination to recommend disciplinary action. Nuveen’s broker dealer is preparing such a submission responding to the potential allegations and asserting its defenses. Nuveen’s broker dealer anticipates continuing to discuss these matters with the staff of FINRA.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 12, 2010	NUVEEN INVESTMENTS, INC.
	By:	/s/ John L. MacCarthy
		Name:	John L. MacCarthy
		Title:	Executive Vice President